TERMINATION OF RECEIVABLES PURCHASE AGREEMENT

This agreement (the “Agreement”) is entered into on 18 June2012 between

(1)
Meritor Heavy Vehicle Systems Cameri S.P.A., a company incorporated under the laws of Italy (reg. no. 03788210015) having its registered office at Strada Provinciale Cameri Bellinzago KM 5 28062 Cameri, Italy (“Meritor”);

(2)
Viking Asset Purchaser No 7 IC, (registration no. 92607), an incorporated cell ofViking Global Finance ICC, an incorporated cell company incorporated under the laws of Jersey having its registered office at Ogier House, The Esplanade, St Helier , Jersey JE4 (“VAP”);

(3)
Nordea Bank AB (publ), a company authorised to conduct banking business and incorporated under the laws of Sweden (reg. no. 516406-0120) having its registered office at SE-105 71 Stockholm, Sweden (“Nordea”);

(4)	Citicorp Trustee Company Limited, acting through its office at 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (“Citicorp”)

The parties listed in (1) to (4) above are hereinafter jointly referred to as the (“Parties”).
WHEREAS:

(A)
On 15 March 2012 Meritor, VAP and Citicorp entered into a receivables purchase agreement under which Meritor may sell receivables it has towards certain entities within the Volvo group to VAP through an electronic platform provided by PrimeRevenue (the “RPA”).

(B)	On 15 March Nordea acceded to the RPA as an additional purchaser.

(C)	The Parties wish to replace the RPA with a new receivables purchase agreement and thus wish to terminate the RPA on the terms set out in this Agreement.

IT IS THEREFORE AGREED THAT:

1.
With effect from the date hereof, each of the parties hereto agrees that the RPA shall be terminated. Accordingly each of the Parties releases and discharge the other Parties from its respective covenants, undertakings, obligations, duties and liabilities to the each of the other Parties under or pursuant to the RPA, except to the extent that; (i) any of the Parties’ covenants, undertakings, obligations, duties and liabilities to the other Parties arise out of an event occurring prior to the date hereof; or (ii) such obligations or liabilities are expressed under the terms of the RPA to survive the termination of the RPA.

2.
The construction, validity and performance of this Agreement shall be governed and construed in accordance with the laws of Sweden. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The city court of Stockholm shall be court of first instance.

_________________

This agreement has been duly executed in four (4) original copies, of which each of the parties has taken one (1) copy.

Meritor Heavy Vehicle Systems Cameri S.P.A.
/s/Scott McGregor
Director
/s/Gian Luca Alberti
Director
___________________________
Viking Asset Purchaser no 7 IC
/s/Cheryl Heslop
Alternate Director
___________________________

Citicorp Trustee Company Limited
/s/David Manes
Director
___________________________

Nordea Bank AB (publ)
/s/Andreas Elm
/s/Fredrik Dahlstrom
Director
___________________________